UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2005

Smithway Motor Xpress Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-20793	42-1433844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2031 Quail Avenue, Fort Dodge, Iowa		50501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(515) 576-7418

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

2004 BONUS COMPENSATION

The Compensation Committee (the "Committee") of the Board of Directors of Smithway Motor Xpress Corp. (the "Company") approved, and the Company paid, the following performance bonuses for fiscal 2004 to the executive officers who were named in the Summary Compensation Table included in the Company’s proxy statement for the annual meeting of shareholders held on May 14, 2004:

Named Executive Officer - 2004 Bonus
_________________________________________________________
G. Larry Owens - $35,000
Chairman and Chief Executive Officer

Thomas J. Witt - $24,500
Senior Vice President of Sales and Operations

Duglas J. Sandvig - $27,000
Senior Vice President, Chief Financial Officer and Treasurer

Chad Johnson - $15,950
Vice President – Vehicle Operations

2005 BONUS PROGRAM

The Committee has implemented a bonus program for fiscal 2005 pursuant to which the Company’s executive officers are eligible to receive cash bonuses. An amount equal to 50% of each executive officer’s targeted bonus amount will be earned based on the Company’s achievement of its quarterly net income goals. The other 50% of each executive officer’s targeted bonus amount will be earned based on the achievement by each executive officer of highly-specific individual goals; provided, that the Company achieves annual net income equal to at least 75% of its annual net income goal. The component of the bonus based on the Company’s net income will be earned and paid quarterly while the component of the bonus based on individual goals will be earned on an annual basis and paid following completion of fiscal 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithway Motor Xpress Corp.

February 15, 2005	By:	Douglas C. Sandvig

Name: Douglas C. Sandvig
Title: Senior Vice President, Chief Financial Officer and Treasurer